LEASE TRANSFER AND ASSET PURCHASE AGREEMENT

by and between

CITY CAPITAL PETROLEUM LLC

AND

BROOKHAVEN GASOLINE CO., INC.

(FORMERLY KNOWN AS FRIENDS OF LONG ISLAND, INC.)

Dated as of April 3, 2009

LEASE TRANSFER AND ASSET PURCHASE AGREEMENT

This Lease Transfer and Asset Purchase Agreement (this “ Agreement”) dated as of April 3, 2009, by and between City Capital Petroleum, LLC (“ Acquisition”), a New York limited liability company, and Brookhaven Gasoline Co., Inc. (formerly known as Friends of Long Island, Inc.), a New York corporation (“ Seller”).  Certain terms used in this Agreement are defined in Section 6.9 hereof.

RECITALS:

WHEREAS, Seller leases and operates a certain gas station and convenience store and is engaged in the business of providing gasoline and convenience items at the premises at 2510 Montauk Hwy, Brookhaven, New York 11719 (the “ Premises”) and any other services or products in connection with such gas station and convenience store (the “ Business”); and

WHEREAS, Acquisition wishes to acquire the lease from Seller and purchase all of Seller’s inventory located at the Premises, and Seller wishes to transfer such lease and sell such inventory to Acquisition upon the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

TRANSFER OF LEASE; PURCHASE OF ASSETS

SECTION 1.1 Transfer of Lease; Assets to be Sold.  Except as otherwise provided in Section 1.2, at the closing provided for in Section 2.3 (the “ Closing”), Seller shall sell, assign, transfer and deliver to Acquisition all of the assets, properties, rights and business of Seller of every type and description, real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records of Seller (all of such assets, properties, rights and business being hereinafter sometimes called the “ Purchased Assets”), including, without limitation:

(i)

the lease agreement made as of May 1, 2008 between O.K. Petroleum Distribution Corp., a New York corporation, and Seller in connection with the Premises (the “ Lease”), and all of Seller’s rights thereunder;

(ii)

all machines and equipment, pumps and any other personal property relating to the Business located at the Premises;

(iii)

all inventory on hand at the premises, including all gas stored in the tanks and product located on the Premises;

(iv)

all customer information or documentation;

(v)

all trade accounts receivable and inventory on hand at located at the Premises and prepaid expenses;

(vi)

all tangible personal property, including all computers, machinery, equipment, furniture, furnishings, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and any other tangible property of Seller (collectively, the “ Tangible Property”);

(vii)

all of the permits, licenses, franchises, registrations, certificates, consents approvals and authorizations by governmental or regulatory bodies;

(viii)

the books and records of Seller relating to the Purchased Assets;

(ix)

the goodwill of Seller; and

(x)

all other assets, properties, rights and business of every kind and nature owned or held by Seller, or in which Seller has an interest, on the Closing Date, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

SECTION 1.2 Excluded Assets.  Anything in Section 1.1 to the contrary notwithstanding, the Purchased Assets shall not include (herein referred to as “ Excluded Assets”) (i) the certificate of incorporation and Bylaws of Seller, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation, (ii) any of the rights of Seller under and pursuant to this Agreement, (iii) any cash on hand prior to the Closing Date and (iv) any other assets set forth on Section 1.2 of the Disclosure Schedule.

SECTION 1.3 NO ASSUMED LIABILITIES.  ACQUISITION SHALL NOT ASSUME, AND SELLER SHALL REMAIN LIABLE AND RESPONSIBLE FOR, AND HOLD ACQUISITION HARMLESS AGAINST, ANY AND ALL LIABILITIES AND OBLIGATIONS OF SELLER (THE “ EXCLUDED LIABILITIES”), INCLUDING, WITHOUT LIMITATION, THE FOLLOWING:

(i)

any liability or obligation of Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including any Tax liability as well as legal, accounting and other fees and expenses of Seller;

(ii)

any liability or obligation under contracts and other agreements to which Seller is a party or by or to which it or its assets, properties or rights are bound arising prior to the Closing Date;

(iii)

any liability or obligation of Seller for any foreign, federal, state, county or local taxes, or any interest or penalties thereon, accrued for, applicable to or arising from any period ending on or prior to the Closing Date; and

(iv)

any liability or obligation of Seller arising out of or in connection with the acts or omissions of customers of the Business that occur prior to the Closing Date; provided, however, that Acquisition shall assume the liabilities and obligations under the Lease that accrue on or after the Closing Date.  The specific liabilities to be assumed by Acquisition pursuant to this Agreement are hereinafter sometimes collectively referred to as the “ Assumed Liabilities”.

ARTICLE II

PURCHASE PRICE AND CLOSING

SECTION 2.1 Purchase Price.  The aggregate purchase price (the “ Purchase Price”) for the Purchased Assets shall be an amount equal to (i) $375,000, (ii) and amount equal to the value of the inventory and gas on hand as of the Closing Date calculated by Acquisition through conducting an inventory audit as of the Closing Date in its sole discretion, provided that in any event, such amount shall

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not exceed $50,000 (such amount, the “ True-up Payment”) and (iii) the aggregate amount of the Assumed Liabilities on the Closing Date.

SECTION 2.2 Payment of Purchase Price.  Acquisition shall pay the Purchase Price by (i) delivering to Seller on the Closing Date a check or wire transfer in immediately available funds an amount equal to $375,000 and (ii) delivering to Seller on the fifth calendar day after the Closing a check or wire transfer in immediately available funds an amount equal to the True-up Payment.

SECTION 2.3 Closing.  The Closing of the sale and purchase of the Purchased Assets (the “ Closing”) shall take place at the offices of Buffalo & Associates LLC, 26 Broadway, 18th Floor, New York, New York at 1:00 p.m. on April 3, 2009 or such other date, time and place as Acquisition and Seller shall mutually agree.  The date upon which the Closing occurs is herein called the “ Closing Date”.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS

Seller and Stockholders represent and warrant to Acquisition as set forth below.

SECTION 3.1 Organization and Qualification.  Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.  Seller is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it require qualification.  Seller has delivered to Acquisition complete and correct copies of the Certificates or Articles of Incorporation and Bylaws of Seller.

SECTION 3.2 Authorization.  Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder, and the consummation by it of the transactions contemplated hereby, have been duly authorized, as applicable, by its Board of Directors and its stockholders.  Stockholders are the sole owners of all of the outstanding capital and equity stock of Seller.  No other corporate action on the part of Seller is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Seller and will constitute a valid and binding obligation of Seller and Stockholders, enforceable against it and them in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect.

SECTION 3.3 No Violation.  Neither the execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder nor the consummation by Seller of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificates or Articles of Incorporation or Bylaws of Seller, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any material license, lease or agreement to which Seller is a party or to which any of its property or assets may be bound, or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation, of any court or Governmental Authority applicable to Seller.

SECTION 3.4 Title to and Sufficiency of Purchased Assets.  Except as set forth in Schedule 3.4 of the Disclosure Schedule, Seller is the exclusive owner of, and has good and marketable title to, the

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Purchased Assets and all good will associated therewith, free and clear of all Liens or liabilities.  Seller has good and indefeasible title to all properties and assets owned by it and subject to this Agreement, and there are no pending or threatened condemnation proceedings affecting any of such properties and assets.  Seller is not in default or breach under the Lease.  Upon the transfer of the Purchased Assets to Acquisition as contemplated by this Agreement, Acquisition will acquire all of Seller’s rights, title and interest to the Purchased Assets.  The Purchased Assets (i) are sufficient and adequate to carry on the operations of the Business as presently conducted, and (ii) constitute all of the property (other than the Excluded Assets) and rights necessary for the conduct of the Business on a basis consistent with past operations.

SECTION 3.5 Consents and Approvals.  Except as set forth in Section 3.5 of the Disclosure Schedule, no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authority or person is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

SECTION 3.6 Absence of Undisclosed Liabilities.    Except as set forth in Section 3.6 of the Disclosure Schedule, there are no liabilities or financial obligations of Seller or its Business, including any liabilities or obligations relating to the Purchased Assets that have not been previously disclosed to Acquisition or its principals.

SECTION 3.7 Litigation.  Except as set forth in Section 3.7 of the Disclosure Schedule, there is no action, suit or proceeding (“ Litigation”) pending or threatened against Seller before any court, arbitrator or administrative or governmental body. Seller is not in default under any judgment, decree, injunction, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Seller.

SECTION 3.8 Taxes.  Except as set forth in Section 3.8 of the Disclosure Schedule:

(a)

All income Tax Returns and all material other Tax Returns required to be filed by Seller for all taxable periods or portions thereof ending on or before the Closing Date have been timely filed, and all such Tax Returns are or will be true, complete and correct in all respects.  Seller has paid all Taxes that are shown to be due on such Tax Returns.

(b)

There are no outstanding agreements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from Seller for any taxable period.

(c)

No audit or other proceeding by any court or Governmental Authority is pending with respect to any Taxes due from or with respect to Seller.

(d)

Seller is not liable for the Taxes of any taxpayer other than Seller for any taxable period ending on or before the Closing Date.

SECTION 3.9 Compliance with Applicable Law.  Except as set forth in Section 3.9 of the Disclosure Schedule, the business of Seller is not being conducted in violation of any provision of any Federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Seller.

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SECTION 3.10 Brokers’ Fees and Commissions.  Neither Seller nor its directors, officers, stockholders, employees or agents, has employed any investment banker, broker, or finder in connection with the transactions contemplated hereby, other than Bruce Miller of Bridge Brokers.

SECTION 3.11 Opportunity to Ask Questions.  Stockholders represent that they have had an opportunity to select and consult with such attorneys, business consultants and any other person(s) they wished to confer with since the time when the Transaction was proposed.  Stockholders acknowledge that they have had, prior to the signing of this Agreement and the consummation of the Transaction as contemplated hereunder, a reasonable opportunity to ask questions of any person authorized to act on behalf of Acquisition concerning any aspect of the Transaction.  Stockholders represent that they have received satisfactory answers to any of its inquiries regarding the Transaction.

SECTION 3.12 10b-5 Representation.  Neither the representations and warranties in this Agreement (or any Related Agreement), the information contained in the disclosure schedule nor any information provided to Acquisition by Seller or Stockholders in the course of Seller’s and Stockholders’ discussions with Acquisition or its related persons or affiliates prior to closing, contain any misstatement of material fact or omit to state a material fact necessary to prevent the statement made therein not misleading.

ARTICLE IV

COVENANTS

SECTION 4.1 Access to Information.  Upon reasonable notice, Seller will give Acquisition and its authorized representatives, at any time within six months after the Closing Date, reasonable access to all books and records of Seller.   Seller will cause its officers to furnish Acquisition with such financial and operating data and other information with respect to the Business and properties of Seller as Acquisition may from time to time reasonably request.

SECTION 4.2 Best Efforts.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.  If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

SECTION 4.3 Consents and Approvals. The parties hereto each will cooperate with one another and use all reasonable efforts to prepare all necessary documentation, to affect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.  Each party will keep the other parties apprised of the status of any inquiries made of such party to any third party or any Governmental Authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby or thereby.

SECTION 4.4 Keys and Codes.  Seller shall deliver to Acquisition as of the Closing Date any and all original keys or codes to (i) the door and other lock and gates, if any, and (ii) any other keys or codes necessary for the operation of the Business.

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SECTION 4.5 Temporary Employment of Certain Individuals.  Acquisition agrees and acknowledges that it shall offer employment to Mian Khizer Hayat and Asad Hayat (collectively, the “ Previous Employees”) for 30 days after the Closing Date on an at-will basis, provided that such period may be extended upon mutual agreement.  Farakh Iqbal also agrees that he will act as an adviser to the Company and shall provide business advice and other information regarding the business operations of the Premises.  The purpose of such employment and such advice shall be to aid Acquisition in its transition of ownership and management of the Premises.  The Previous Employees and Farakh Iqbal shall, during this 30 day period or during any mutually agreed to time period thereafter, cooperate in all ways reasonably requested by Acquisition to ensure an orderly transition of the Premises and its business to Acquisition and its staff, to provide any answers to questions posed by Acquisition or its staff, and to inform Acquisition and its staff of any particularities or other things of note regarding the business of the Premises.  Acquisition shall compensate the Previous Employees on a basis and in an amount to be mutually determined by Acquisition and the Previous Employees.

ARTICLE V

CLOSING CONDITIONS

SECTION 5.1 Conditions to the Obligations of Acquisition under this Agreement.  The obligations of Acquisition under this Agreement shall be further subject to the satisfaction, at or prior to the Closing Date, of the following conditions in its discretion:

(a)

No injunction, restraining order or other ruling or order issued by any court of competent jurisdiction or Governmental Authority or other legal restraint or prohibition preventing the consummation of the Transaction shall be in effect.

(b)

Each of the obligations of Seller required to be performed by it at or prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects, and the representations and warranties of Seller and the Stockholders contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as to any representation or warranty which specifically relates to an earlier date); and

(c)

Any and all permits, consents, waivers, clearances, approvals and authorizations of all third parties and governmental bodies which are necessary or advisable in connection with the consummation of the Transaction shall have been obtained.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1 Amendment and Modification.  This Agreement may be amended, modified or supplemented by a written instrument signed by the parties hereto.

SECTION 6.2 Waiver of Compliance; Consents.  Any failure of Acquisition, on the one hand, or of Seller or Stockholders, on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by Stockholders, Seller or Acquisition, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

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SECTION 6.3 Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

SECTION 6.4 Expenses and Obligations.  Each of the parties shall bear all of their own costs and expenses incurred in connection with or in contemplation of the consummation of the transactions contemplated by this Agreement.

SECTION 6.5 Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 6.6 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by facsimile or email transmission (with request of assurance of receipt in a manner customary for communication of such type) to the addresses previously provided by the parties to each other.

SECTION 6.7 APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

SECTION 6.8 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

SECTION 6.9 Certain Definitions.  For purposes of this Agreement, the term:

(a)

“affiliate” shall mean a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person.

(b)

“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government.

(d)

“Liens” shall mean any liens, pledges, claims, security interests, mortgages, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens or agreements and rights of others of any nature whatsoever

(e)

“Loss” or “Losses”  shall mean any and all actual losses (including actual losses in value), liabilities, costs, damages, penalties and expenses (including reasonable attorneys’ fees and expenses and litigations costs), and any legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability, but not including indirect or consequential losses, liabilities, damages or expenses incurred due to the interruption of the indemnitee’s business or punitive damages.

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(f)

“Person” or “person” shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

(g)

“Related Agreement” shall mean any contract which is or is to be entered into pursuant to this Agreement or in connection with the transactions contemplated hereby.  The Related Agreements executed by a specified Person shall be referred to as “such Person’s Related Agreements,” “its Related Agreements” or another similar expression.

(h)

 “Stockholders” shall mean Farakh Iqbal and Qaisar Kahn who are the holders of all of the capital stock of Seller immediately prior to the Closing.

(i)

“Taxes” shall mean all taxes, including without limitation income, gross receipts, ad valorem, excise, sales, use, withholding, payroll and franchise taxes, and any interest, penalties or addition to tax with respect thereto imposed by the United States of America, or by any foreign, state or local government.

(j)

“Tax Returns” shall mean any report, return or statement required to be supplied to a taxing authority in connection with Taxes.

(k)

 “Transaction” shall mean the consummation of the transactions contemplated by this Agreement and all other transactions contemplated thereby to occur on the Closing Date.

SECTION 6.10 Entire Agreement.  This Agreement and the Disclosure Schedule embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein.  There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein.  This Agreement and the Disclosure Schedule supersede all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 6.11 Assignment.  This Agreement shall not be assigned by operation of law or otherwise except that Acquisition may at or prior to the Closing Date assign this Agreement, provided that any such assignment shall not relieve Acquisition from its obligations hereunder.

SECTION 6.12 No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

SECTION 6.13 JURISDICTION OF DISPUTES; WAIVER OF JURY TRIAL.

(a)

IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES HEREBY (A) AGREE UNDER ALL CIRCUMSTANCES TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE CITY OF NEW YORK, NEW YORK; (B) AGREE THAT SUCH PARTIES WILL CONSENT AND SUBMIT TO PERSONAL JURISDICTION IN ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION;  (C) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION; (D) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

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AND (E) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b)

EACH PARTY AGREES THAT ANY DISPUTE BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.  SUCH ARBITRATION SHALL TAKE PLACE IN NEW YORK, NEW YORK, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF NEW YORK.  DECISIONS PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES.  UPON THE CONCLUSION OF ARBITRATION, SELLER OR ACQUISITION MAY APPLY TO ANY COURT OF THE TYPE DESCRIBED IN SECTION 6.13(a) TO ENFORCE THE DECISION PURSUANT TO SUCH ARBITRATION.

SECTION 6.14 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity of enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce or modify the scope, duration, or area of the term or provision or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

SECTION 6.15 Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

ARTICLE VII

SURVIVAL AND REMEDY; INDEMNIFICATION

SECTION 7.1 Survival.  All of the terms and conditions of this Agreement, together with the warranties, representations, agreements and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall terminate on the Closing Date; provided, however, that (a) the agreements and covenants (other than the indemnification provisions set forth in this Article VIII, which will survive as provided below) set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied and the applicable statute of limitations for breaches or defaults of such agreements and covenants has expired; and (b) all representations and warranties, and the related agreements of the Stockholders and Acquisition to indemnify each other set forth in this Article VIII, shall survive and continue for a period of twelve (12) months from the Closing Date, except for any representation contained in Sections 3.2, 3.4 and 3.8 which shall survive until the expiration of the applicable statute of limitations (the “ Indemnification Period”).  After the Indemnification Period, no party shall be under any obligation or liability whatsoever with respect to any such representation, warranty, covenant or agreement or any certificate in respect thereto.

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SECTION 7.2 Indemnification by Seller.  The Stockholders and Seller, severally and jointly, agree to indemnify Acquisition and its respective affiliates, officers, directors, employees, stockholders, representatives and agents, against, and agree to hold it and them harmless from, any and all Losses incurred or suffered by Acquisition or any of the foregoing persons (or any combination thereof) arising out of any of the following:  (a) any breach of or any inaccuracy in any representation or warranty made by the Stockholders and Seller pursuant to this Agreement or any Related Agreement; and (b) any breach of or failure by the Stockholders and Seller to perform any of their respective covenants, agreements or obligations set forth in this Agreement or any Related Agreement.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

CITY CAPITAL PETROLEUM, LLC

By:

/s/ Ephren Taylor

Name:  Ephren Taylor

Title:   CEO

BROOKHAVEN GASOLINE CO., INC.

By:

/s/ Farakh Iqbal

Name: Farakh Iqbal

Title: President

By:

/s/ Farakh Iqbal

Name: Farakh Iqbal

By:

/s/ Qaisar Kahn

Name: Qaisar Kahn

AGREED AND ACCEPTED:

O.K. PETROLEUM DISTRIBUTION CORP.

 By:________________________________

Name: John Musacchia

Title: President

State  of        NY

)ss.:

County of

 Suffolk

            )

On the 3 day of April, 2009, before me Ephren Taylor personally appeared, known to be an authorized representative of the Limited Member set forth above and executed the foregoing Limited Liability Company Agreement and signed his/her name thereto as the free and voluntary act and deed of said company for the uses and purposes therein set forth therein.

_/s/ William G. Goode____

Notary Public

Disclosure Schedule

Section 1.2—None.

Section 3.4—None.

Section 3.5—None.

Section 3.6—None.

Section 3.7—None.

Section 3.8—None.

Section 3.9—None.

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